Exhibit 99.1

COMBIMATRIX STOCKHOLDERS APPROVE

SECOND TRANCHE OF SERIES C PREFERRED STOCK FINANCING

Gross Proceeds Received from Two Funding Tranches Total $2.4 Million

Management Estimates Ending Cash at June 30, 2013 to be $5.6 Million

IRVINE, California, July 1, 2013 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for developmental disorders and cancer, announced today that its stockholders approved the sale of shares of the Company’s Series C Preferred Stock associated with a second tranche of the equity financing that was originally announced on May 6, 2013. Upon closing the first tranche, the Company received gross proceeds of $1.2 million from the investors. The Company filed a proxy statement to seek stockholder approval to raise the remaining $1.2 million, which approval was obtained at the Company’s annual meeting of stockholders held on June 27, 2013.

The financing was through the sale of convertible preferred stock with both tranches having a conversion price of $2.85759 per common share, subject to future adjustments, and 125% warrant coverage with the first tranche of warrants having an exercise price of $3.77 per share and the second tranche of warrants having an exercise price of $3.55 per share.

As a result of this financing, the Company estimates that its cash and cash equivalent balances, together with cash proceeds from recent common stock warrant exercises, will be approximately $5.6 million as of June 30, 2013.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities in connection with the second tranche have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.  CombiMatrix has agreed to file one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of or in connection with the preferred stock and upon exercise of the warrants.

About CombiMatrix Corporation

CombiMatrix Corporation provides valuable molecular diagnostic solutions and comprehensive clinical support for the highest quality of care — specializing in miscarriage analysis, prenatal and pediatric healthcare. CombiMatrix offers comprehensive testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  The Company performs genetic testing utilizing microarray, FISH, PCR and G-Band chromosome analyses. Additional information about CombiMatrix is available at www.combimatrix.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding the financing described herein, projected financial condition and results of operations, management’s future business, operational and strategic plans, momentum of our pre-natal and pediatric businesses, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both developmental medicine and oncology; lack of growth in the developmental markets; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; the ability of microarray technology to become the standard of care; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Media Contact:
Mark McDonough	Len Hall, VP Media Relations
President & CEO, CombiMatrix Corporation	Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
len@allencaron.com

Investor Relations Contact:

John Baldissera

BPC Financial Marketing

Tel (800) 368-1217